Exhibit 10.12

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DEVELOPMENT AGREEMENT

This DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered into this 5th day of March, 2003 (the “Effective Date”), by and between BOSTON SCIENTIFIC CORPORATION (“BSC”), a Delaware corporation, and OSIRIS ACQUISITION II, INC. (“Osiris”), a Delaware corporation (each a “Party,” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties are parties to that certain Investment Agreement of even date herewith (the “Investment Agreement”), that certain License Agreement of even date herewith (the “License Agreement”), that certain Contract Manufacturing Agreement of even date herewith (the “Contract Manufacturing Agreement”), the Loan Agreement of even date herewith and the Investor Rights Agreement of even date herewith (collectively, the “Transaction Documents”); and

WHEREAS, pursuant to the transactions contemplated by the Transaction Documents, the Parties agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01           General.  As used herein, the following terms shall have the following meanings:

“AE” shall mean, with respect to use of any Product, any adverse event (within the meaning of applicable FDA regulations, and including, without limitation, any unfavorable and unintended sign (including, without limitation, an abnormal laboratory finding), exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, significant failure of expected pharmacological or biological action, or symptom or disease temporally associated with the use of such Product, whether or not considered to be related to such Product), which event is associated with the use of such Product (i) in clinical investigation; or (ii) by a patient once such Product has been approved, whether or not such event is considered to be drug-related.  AE(s) shall include such events (i) occurring in the course of the use of such Product in professional practice; (ii) occurring from drug overdose whether accidental or intentional; (iii) occurring from drug abuse; (iv) occurring from drug withdrawal; and (v) any significant and consistent failure of expected pharmacological action.  Notwithstanding the foregoing, AEs shall include any experience required to be reported to a relevant authority in any such country.  For purposes of clarity, the term AE(s) as used in this Agreement includes SAE(s).

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“Act” means the United States Food, Drug and Cosmetic Act and similar Laws in foreign jurisdictions, all as may be amended from time to time.

“Action” means any claim, lawsuit or other action.

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

“Approvals” means authorizations granted to a sponsor firm from a Regulatory Authority, including BLA approvals, to distribute, for either investigational or commercial purposes, a medical product.

“Bankruptcy Code” shall have the meaning set forth in Section 8.13.

“BLA” means a Biologies License Application filed with the FDA in respect of a Product in order to manufacture, market, sell or use the Product in the United States.

“BSC Indemnitee” means BSC, its Affiliates, and each of their respective directors, officers, employees and agents.

“BSC Representative” shall have the meaning set forth in Section 2.03.

“Budget” means the budget for development of Products, the initial version of which is attached hereto at Exhibit A.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in The City of New York.

“Change of Control” shall have the meaning set forth in the License Agreement.

“Clinical Budget” means that portion of the Budget that covers Clinical Development of a Product.

“Clinical Development” means with respect to any Product, the research and development activities performed pursuant to and as described in the R&D Plan upon completion of Pre-Clinical Development of such Product, including, without limitation, development of clinical protocol, clinical evaluation site selection, clinical patient selection, clinical trial management, and Phase II efficacy research testing and beyond.

“Clinical Trial Costs” means site contract fees, investigator fees, IRB fees, patient laboratory costs, other protocol-directed costs and the costs of contract research organizations, and all other external study costs relating to the Clinical Development of Products.  The term “Clinical Trial Costs” also includes all external costs approved by the JSC and incurred by BSC relating to Pre-Clinical Development of Products.

“Commercialize” shall have the meaning set forth in the License Agreement.

“Commitment” shall have the meaning set forth in the Loan Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Confidential Information” means all nonpublic proprietary information and materials (whether or not patentable), disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), irrespective of the manner in which the Disclosing Party disclosed such information, in furtherance of this Agreement, including, but not limited to, substances, formulations, techniques, methodology, equipment, data, reports, correspondence, know-how, manufacturing documentation and sources of supply, as well as the existence of this Agreement.

“FDA” means the United States Food and Drug Administration.

“Field” means any and all applications in the treatment of disease, dysfunction, injury or other abnormalities of (i) the heart or (ii) the circulatory system.

“Final Product” means, with respect to any Product and country, the version of the relevant Product that is approved for marketing, distribution or sale in the relevant country.

“First Product” shall have the meaning set forth in Section 2.03.

“Intellectual Property” shall have the meaning set forth in the License Agreement.

“Inventions” means findings, discoveries, inventions, additions, modifications.  formulations, variations, enhancements, refinements or derivative works.

“Joint Invention” shall have the meaning set forth in Section 3.03.

“Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 2.03.

“Law” means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

“Licensed Technology” shall have the meaning set forth in the License Agreement.

“Losses” means any losses, liabilities, awards, interest, judgments, penalties, expenses (including, without limitation, reasonable attorneys’ fees and expenses), costs or damages.

“MSC” means mesenchymal stem cells as described in Exhibit B.

“Non-Approved Product” shall have the meaning set forth in Section 7.06.

“Osiris Indemnitee” means Osiris, its Affiliates, and each of their respective directors, officers, employees and agents.

“Osiris Representative” shall have the meaning set forth in Section 2.03.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity (including, without limitation, any “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934).

“Pre-Clinical Budget” means that portion of the Budget that covers Pre-Clinical Development of a Product.

“Pre-Clinical Development” means with respect to any Product, the research and development activities performed pursuant to and as described in the R&D Plan to evaluate the safety, use and efficacy of such Product, including without limitation, Phase I research testing for safety, process development, animal studies, bench testing and the collection of data in support of Regulatory Filings.  With respect to any Product, Pre-Clinical Development is completed when the Phase I data for such Product meets the primary end points.

“Products” shall have the meaning set forth in the License Agreement.

“Product Specifications,” for a Product, means those specifications and performance requirements for such Product as mutually agreed by the Parties, including, without limitation, clinical, manufacturing and marketing specifications.

“Project Director” shall have the meaning set forth in Section 2.03.

“PSURs” means periodic safety update reports.

“R&D Plan” means the research and development plan setting forth activities, schedules, milestones, specifications and requirements for development of Products, the initial version of which covers the development of Products and is attached hereto at Exhibit C, and as may be amended, supplemented or superseded in accordance with this Agreement.

“R&D Purposes” shall have the meaning set forth in Section 2.08.

“Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity.  For purposes of clarity, the term “Regulatory Authority” as used in this Agreement includes the FDA.

“Regulatory Filings” means, for any country, the regulatory documents filed with a Regulatory Authority necessary or helpful for obtaining all Approvals required for the importation, exportation, promotion, pricing, marketing or sale of the Products in such country.

“Remainder Amount” shall have the meaning set forth in Section 2.11.

“SAE(s)” (Serious Adverse Event(s)) shall mean (with respect to any Product) reference to any adverse experience (within the meaning of the then current versions of ICH E6: Good Clinical Practice: Consolidated guideline, CPMP/ICH/135/95 and ICH E2A: Clinical Safety Data Management: Definitions and Standards for Expedited Reporting

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CPMP/ICH/377/95), occurring during clinical trials of the drug or thereafter, in connection with the administration of such Product to a patient at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect.  Important medical events that may not result in death, be life-threatening or require hospitalization may be considered an adverse experience for purposes of the foregoing sentence when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

“Subsequent Products” means applications of MSC Technology in the Field, other than Products.

“Term” shall have the meaning set forth in Section 7.01.

“Third Party” means a Person who is not a Party or an Affiliate of a Party.

ARTICLE II
PRODUCT DEVELOPMENT

Section 2.01           Responsibilities.  Subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to cooperate to develop the Products in accordance with (i) the R&D Plan, (ii) the Budget and (iii) the terms of this Agreement.  Without limiting the performance obligations of the Parties hereunder, Osiris shall principally be responsible for Pre-Clinical Development of Products and Regulatory Filings, and BSC shall principally be responsible for managing the Clinical Development of Products.

Section 2.02           License Grant.  Subject to the terms and conditions of this Agreement, BSC hereby grants Osiris an exclusive (subject to BSC retained rights described below), worldwide license under the Licensed Technology for the sole purpose of performing its duties and fulfilling its obligations under this Agreement.  The foregoing license grant is nonsublicensable; provided, however, Osiris may sublicense to Osiris’ Affiliates and Third Party contract manufacturers solely for the purpose of fulfilling its obligations under this Agreement.  The exclusivity of the foregoing license is subject in all respects to BSC’s retained right to (a) make, have made and use MSCs subject to the terms and conditions of this Agreement and (b) grant sublicenses to BSC’s Affiliates and Third Party contract manufacturers to make, have made and use MSCs subject to the terms and conditions of this Agreement.

Section 2.03           Project Management.

(a)           Establishment of the Joint Steering Committee.  As soon as practicable after the Effective Date, but no later than April 1, 2003, each Party shall designate one (1) individual as a member of a Joint Steering Committee (“Joint Steering Committee” or “JSC”).  The JSC shall be responsible for overseeing the development of the Products.

(b)           Selection of the Project Director.  The JSC member designated by Osiris (“Osiris Representative”) shall be responsible for selecting a Pre-Clinical Project Director for each

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Product to be developed under the R&D Plan.  The JSC member designated by BSC (“BSC Representative”) shall be responsible for selecting a Clinical Project Director for each Product to be developed under the R&D Plan.  Within thirty (30) days after the members of the JSC have been selected, the Osiris Representative shall select an individual to serve as Pre-Clinical Project Director during the Pre-Clinical Development phase for the first Product to be developed pursuant to the R&D Plan (“First Product”).  The JSC may appoint a Clinical Project Director, to be selected by the BSC Representative, with respect to that First Product at any time that the JSC deems appropriate, but in no event later than at the time of initiation of Clinical Development for such First Product.

(c)           Meetings of the Joint Steering Committee.  The JSC shall meet in person or via teleconference bi-monthly.  The JSC shall keep written minutes at each bi-monthly meeting and provide copies of these minutes to Osiris and BSC no later than seven (7) Business Days after the meeting.

(d)           Duties of the Joint Steering Committee.  The JSC shall be responsible for overseeing development of the Products.  The JSC shall also be responsible for approving and overseeing all (i) further development of the R&D Plan and amendments thereto and (ii) further development of the Budget and amendments thereto.  The JSC shall also be responsible for overseeing and reviewing the performance and conduct of the Clinical Project Directors and Pre- Clinical Project Directors (collectively, “Project Directors”).  A Project Director may be removed and replaced upon decision of the JSC; provided, however, in the event of a removal of a Pre-Clinical Project Director, the Osiris Representative shall select a replacement Pre-Clinical Project Director and in the event of a removal of a Clinical Project Director, the BSC Representative shall select a replacement Clinical Project Director.  The members of the JSC shall work together to oversee the development of the Products and make decisions in accordance with the responsibilities assigned to the JSC; provided, however, the Osiris Representative shall have final decision-making authority with respect to all issues concerning the Pre-Clinical Development phase of a Product and the Pre-Clinical Budget for a Product and the BSC Representative shall have final decision-making authority with respect to all issues concerning the Clinical Development phase of a Product and the Clinical Budget for a Product. Notwithstanding anything in this Agreement to the contrary, (i) in the event that the Pre-Clinical Development of the First Product is not completed within two (2) years from the Effective Date, the BSC Representative shall have final decision-making authority with respect to all issues concerning the Pre-Clinical Development and Pre-Clinical Budget for the First Product, where such issues arise after the two (2) year anniversary of the Effective Date and (ii) in the event that the Pre-Clinical Development for any other Product is not completed within two (2) years from the commencement of Pre-Clinical Development for such Product, the BSC Representative shall have final decision-making authority with respect to all issues concerning the Pre-Clinical Development and Pre-Clinical Budget for such Product, where such issues arise after the two (2) year anniversary of the commencement of Pre-Clinical Development of such Product.  Notwithstanding the foregoing, in the event that the BSC Representative has final decision- making authority with respect to Pre-Clinical Development of a Product, as set forth in this Section 2.03(d), (i) Osiris shall not be obligated to apply any money in excess of the unused Commitment towards Pre-Clinical Development of such Product during such time that the BSC Representative has final decision-making authority with respect to Pre-Clinical Development and

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(ii) any costs and expenses related to such Pre-Clinical Development of such Product shall be Eligible Costs and Expenses as such term is defined in the Loan Agreement.

(e)           Duties of the Project Directors.  Each Project Director shall devote one hundred percent (100%) of his or her business time to activities under and in accordance with the R&D Plan.  The Project Directors shall act in accordance with the instructions of the JSC.  The Project Director shall be responsible for the day-to-day management of the development of the Products, with the Pre-Clinical Project Director providing day-to-day management of the Pre-Clinical Development of each Product and the Clinical Project Director providing day-to-day management of the Clinical Development of each Product.  In accordance with these responsibilities, the Project Directors shall prepare and send to the JSC a bi-monthly report on all aspects of the development and progress of the Products.

Section 2.04           R&D Plan.  Attached hereto at Exhibit C is the R&D Plan for the development of the Products.  All amendments, supplements and variations to the R&D Plan may only be made upon approval by the JSC.

Section 2.05           Budget.  Attached hereto at Exhibit A is the Budget for development of the Products.  All amendments, supplements and variations to the Budget may only be made upon approval by the JSC.

Section 2.06           Final Product Specifications.  As the Parties progress toward the development of the Final Products, the marketing personnel from both Parties, with consultation from the clinical, regulatory and research and development personnel of both Parties, shall work together to develop Product Specifications for the Final Products.  The JSC shall be responsible for approving Product Specifications for such Final Products, which Product Specifications, once approved by the JSC, shall become part of the R&D Plan and may be updated from time to time by the JSC.  If Product Specifications developed by the marketing personnel are not approved by the JSC then the marketing personnel shall be responsible for revising such Product Specifications.

Section 2.07           Final Product Development.  Osiris, at its expense, shall devote commercially reasonable efforts, subject to the terms and conditions of this Agreement, to develop the Final Products in accordance with the Product Specifications.

Section 2.08           Supply of MSC.

(a)           Supply bv Osiris.  Osiris, at its expense, shall supply MSCs as required by BSC or Osiris for research, development, and clinical trials of the Products (collectively “R&D Purposes”).  BSC shall, on a monthly basis, provide Osiris with a six (6) month non-binding forecast of the MSCs needed for R&D Purposes, beginning with the third month following the month in which the first forecast is delivered.  Osiris shall ensure that it has a sufficient supply of MSCs to satisfy BSC’s forecasted needs.

(b)           Failure to Supply by Osiris.  In the event Osiris is unable to supply MSCs to BSC for R&D Purposes, as set forth in subsection (a), BSC may manufacture and/or acquire MSCs from a Third Party; provided, however, (i) BSC may only manufacture and/or acquire MSCs for

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R&D Purposes, (ii) BSC may only manufacture and/or acquire MSCs in the amount forecasted and needed by BSC for R&D Purposes less the amount of MSCs that Osiris was able to provide, and (iii) BSC may manufacture or acquire MSCs only during and limited to the time that Osiris is unable to provide BSC the MSCs necessary for R&D Purposes.

Section 2.09           Supply of Delivery Catheters.  BSC, at its expense, shall supply Osiris with delivery catheters as required by Osiris for R&D Purposes.  Osiris shall, on a monthly basis, provide BSC with a six (6) month non-binding forecast of the delivery catheters required for R&D Purposes, beginning with the third month following the month in which the first forecast is delivered.  BSC shall ensure that it has a sufficient supply of delivery catheters to satisfy Osiris’ forecasted needs.

Section 2.10           Pre-Clinical Development.  Osiris, at its expense, and in accordance with the R&D Plan and the Pre-Clinical Budget, shall devote commercially reasonable efforts to complete Pre-Clinical Development of the Products.  BSC, at its expense, shall provide reasonable cooperation to assist Osiris with Pre-Clinical Development of the Products; provided, however, any Clinical Trial Costs incurred by BSC during Pre-Clinical Development of the Products shall be borne by Osiris.

Section 2.11           Clinical Development.  BSC, in accordance with the R&D Plan and the Clinical Budget, shall devote commercially reasonable efforts to complete the Clinical Development of the Products.  Osiris shall reimburse BSC for any and all Clinical Trial Costs incurred in connection with the Pre-Clinical Development and Clinical Development of the Products as set forth in Section 2.14; provided, however, unless otherwise agreed to by the Parties, Osiris shall not be obligated to reimburse BSC for any Clinical Trial Costs that exceed the difference between (i) the unused Commitment and (ii) the amount of money applied by Osiris, if any, to Pre-Clinical Development of a Product during the time, if any, that the BSC Representative had final decision-making authority with respect to Pre-Clinical Development of such Product, as set forth in Section 2.03(d) (the “Remainder Amount”); provided, further, in the event Clinical Trial Costs exceed the Remainder Amount, the Parties shall work together in good faith to negotiate terms, reasonable to each Party in its discretion, for additional funding of development of the Products.  Osiris, at its expense, shall provide reasonable cooperation to assist BSC with Clinical Development of the Products; provided, further, (i) in the event that the Loan Agreement is terminated, BSC exercises its rights under Section 3.03 of the Loan Agreement, or otherwise for any reason is no longer required or declines to make an Advance or Deemed Advance under the Loan Agreement (including without limitation because of the occurrence of an Event of Default but except as specified in (ii) below), Osiris shall have no further obligation to reimburse the Clinical Trial Costs of BSC, provided, however, that notwithstanding the foregoing, all monies paid by BSC to Osiris pursuant to the Loan Agreement before its termination shall be applied exclusively to activities pursuant to the R&D Plan and in accordance with the Budget, including without limitation to reimburse the Clinical Trial Costs of BSC and (ii) in the event that BSC is not required to make an Advance under the Loan Agreement due to the occurrence of a Default, Osiris shall have no obligation, during the period commencing upon the occurrence of such Default and ending (if applicable) upon the cure of such Default within the cure period specified in Article VII of the Loan Agreement in respect of such Default, to reimburse the Clinical Trial Costs of BSC, and the obligation to pay any invoice

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submitted by BSC to Osiris pursuant to Section 2.14(a) shall be stayed during such period, provided, however, that notwithstanding the foregoing, all monies paid by BSC to Osiris pursuant to the Loan Agreement before the occurrence of such Default shall be applied exclusively to activities pursuant to the R&D Plan and in accordance with the Budget, including without limitation to reimburse the Clinical Trial Costs of BSC, and provided further that upon the cure of such Default within such specified cure period, the obligation of Osiris to reimburse the Clinical Trial Costs of BSC shall resume and the obligation to pay any invoice submitted by BSC to Osiris pursuant to Section 2.14(a) shall resume (with the period in which such invoice must be paid automatically extending for the period that the obligation to pay any such invoice was stayed).

Section 2.12           Regulatory Filings.

(a)           Osiris, at its expense, and in accordance with the R&D Plan and the Budget, shall be responsible for undertaking, completing and obtaining, as soon as reasonably practicable. Regulatory Filings for each Product.  BSC, at its expense, shall provide reasonable cooperation to Osiris in connection with such filings.

(b)           The Parties agree that, in each country in which they have mutually agreed to file for Approval, Osiris shall own and hold in its own name (or in the name of one of its Affiliates) all Approvals relating to the Product and shall maintain, at its sole expense, such Approvals.  Osiris hereby grants BSC a right of reference to each Approval for each Product or the equivalent in that country.  Each Party, on behalf of itself and its Affiliates, acknowledges and agrees that Osiris shall be and shall remain the sole holder, and shall have all ownership interest in, the Approvals in all countries, and that BSC shall have no rights in or to, or obligations under. such Approvals, other than the rights and obligations specifically set forth herein (or as otherwise required by Law).

Section 2.13           Training Advice and Assistance.  Osiris shall provide reasonable technical assistance, materials and training regarding the Products and the Licensed Technology for BSC’s representatives, including but not limited to training and materials regarding the use, handling, storage and shipping of MSCs.  Osiris shall also provide to BSC other services or other support information to assist BSC in marketing the Final Products, including but not limited to, product handling manuals and other applicable information relating to the Final Products, including such information as is necessary or appropriate for BSC to formulate any other manuals, promotional materials and warning labels deemed necessary or appropriate by BSC.

Section 2.14           Payments to BSC and Audit Rights.

(a)           With respect to Clinical Trial Costs, BSC shall invoice Osiris on a quarterly basis for all such costs and expenses incurred by BSC and Osiris shall pay such invoices within thirty (30) days of receipt of the invoice.

(b)           BSC shall maintain accurate records and books of account sufficient to substantiate costs, expenses and expenditures covered by invoices submitted to Osiris under this Section 2.14 for purposes of reconciliation with the Budget.  Upon reasonable notice to BSC, Osiris shall have the right to conduct an audit, at its expense, not more than once per calendar

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year, through an independent accounting firm reasonably acceptable to BSC, of the costs, expenses and expenditures invoiced by BSC, and to examine the records and books of account of BSC in connection therewith.  If such audit determines that payments are due to Osiris, BSC shall pay to Osiris any such additional amounts within thirty (30) days of the date on which such auditor’s written report is delivered to BSC and Osiris.  Osiris shall bear the full cost and expense of such audit, unless a discrepancy in excess of five percent (5%) in favor of Osiris is discovered, in which event BSC shall bear the full cost and expense of such audit.

Section 2.15           Product Incidents.  Each Party shall promptly inform the other of any material safety or health incidents related to any Product or MSC, including the use of any of the foregoing.  During the Term, each Party shall promptly inform the other upon becoming aware of any unusual or unexpected reactions or events, malfunctions, safety or efficacy of or attributable to any Product or MSC and/or any Regulatory Authority action related thereto.

Section 2.16           Reporting Obligations.

(a)           Exchange of Drug Safety Information.  Each Party shall promptly inform the other Party of any AEs of which such first Party, or any of its Affiliates becomes aware.  BSC shall record, investigate, summarize and review any AEs.  Each Party shall, and shall require that its Affiliates, (i) adhere to all requirements of applicable Laws which relate to the reporting and investigation of AEs, and (ii) keep the other Party informed of such experiences.

(b)           Reporting of Adverse Events and Serious Adverse Events.  In order that each Party may be fully informed, BSC shall notify Osiris in accordance with this Section of all AEs anywhere in the world in accordance with the timelines established by BSC from time to time (and reasonably acceptable to Osiris) and, together with such notification, shall provide a summary of each such AE.  Notwithstanding the foregoing, BSC shall report all SAEs to Osiris within such shorter time frame as may be necessary as to allow Osiris sufficient time to evaluate, process and comply with worldwide regulatory reporting relating to each Product as required by Law.

(c)           PSURs and Safety Requests from Health Authorities.  Each Party shall use the ICH-E2C format as standard for the compilation of PSURs for which it is responsible under Law, or as determined by the JSC in accordance with Law.  A Party preparing a PSUR for which it is responsible pursuant to the foregoing sentence shall provide the other Party with copies of any such PSUR at the time of its submission or such earlier time as the JSC may agree.  During the preparation of the PSUR, if significant safety issues arise, the JSC shall discuss and address such issues.  The agreed reporting intervals for PSURs shall be every six (6) months for the first two (2) years following the first BLA approval, and thereafter at least annually, unless applicable Laws governing PSURs require more frequent or different reporting and unless otherwise agreed by the JSC.

(d)           Exchange of Drug Safety Requests.  The Parties shall immediately provide each other with copies of all drug safety requests from all governmental and other Regulatory Authorities.  Proposed answers affecting a Product will be exchanged between the Parties before submission and the Parties shall cooperate with respect to such answers; provided, however, that Osiris shall have ultimate decision-making authority with respect to answers relating to a

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Product, unless Law require otherwise.  The Parties shall exchange decisions received from applicable Regulatory Authorities reasonably promptly after a Party receives notice of such decision.

(e)           Regulatory Actions.  Each Party shall advise the other Party of any regulatory action of which it is aware, which would affect any Product in any country.

(f)            Safety Data Base; Medical Inquiries.  BSC shall be responsible for:

(i)            the creation of a master safety database which shall include any AE relating to any Product occurring anywhere; and

(ii)           responding to all medical inquiries.

BSC shall carry out the responsibility referred to it by the JSC in connection with such safety data-base or medical inquiries.  BSC shall give Osiris access to such safety database and shall keep Osiris informed of such medical inquiries.  Osiris shall deliver copies of any and all reports and responses submitted by or on behalf of Osiris to any Regulatory Authority in respect of any Product, to BSC.

(g)           Events Affecting Integrity or Reputation.  The Parties shall notify each other immediately of any circumstances of which they are aware which arise whereby the integrity and reputation of any Product or of the Parties are threatened by the unlawful activity of any Third Party in relation to any Product, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of any Product by any Third Party as a means of extorting payment from the Parties or another Third Party.  In any such circumstances, the Parties shall, to a reasonable extent, cooperate fully to limit any damage to the Parties and/or to any Product.

(h)           Governmental Inspection.  Each Party shall advise the other of any governmental communication, inspection or report of which it is aware and which affects the Product or Law relating to the Product.  Any response to a regulatory notice relating to the Product or such Law shall be prepared jointly by the Parties, with the lead role taken by the Party to whom such notice is addressed (or, if addressed to both Parties, with the lead role taken by Osiris); provided, however, that each Party shall be entitled to take all such actions with respect to such notice as are required of it by Law.  Both Parties shall have the right to be present during any such inspection.

(i)            Summary of Safety Information.  The JSC shall coordinate the preparation of the investigators brochure and summary of safety information.  During the preparation of the documents, if significant safety issues arise, the JSC shall discuss the safety issues reasonably promptly.

Section 2.17           Discovery and Development of Subsequent Products.

(a)           In the event either Party discovers any Subsequent Products during the Term of this Agreement, that Party shall present such Subsequent Products to the other Party and the

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Parties shall, in good faith, discuss the possibility of jointly funding and developing such Subsequent Products.  Notwithstanding the foregoing, neither Party shall be under any obligation to fund, develop, co-develop or in any way pursue funding or development of any Subsequent Product.

(b)           In the event the Parties choose to jointly develop a Subsequent Product, the Parties shall either revise this Agreement to provide for such development or enter into another agreement regarding the development of such Subsequent Product.  In either case, the Parties acknowledge and agree that the license granted to BSC pursuant to Section 2.01 of the License Agreement shall apply to such Subsequent Product; provided, however, in the event that BSC breaches the agreement governing the development of such Subsequent Product and such breach occurred prior to Approval by the FDA of such Subsequent Product then the licenses granted to BSC pursuant to Section 2.01 and Section 2.04 of the License Agreement shall convert to a nonexclusive license with respect to such Subsequent Product and Section 2.05(a) of the License Agreement shall no longer have any force or effect in respect of such Subsequent Product.

ARTICLE III
INTELLECTUAL PROPERTY OWNERSHIP

Section 3.01           Pre-Existing Rights.  Each Party acknowledges that any and all Intellectual Property of the other Party is and shall continue to be owned by such other Party, subject only to the licenses granted under this Agreement, the License Agreement and the Contract Manufacturing Agreement.

Section 3.02           New Inventions by Either Party.  Each Party shall retain all right, title and interest in all Intellectual Property in and to Inventions conceived, discovered or reduced to practice by that Party pursuant to performance under this Agreement.

Section 3.03           Joint Inventions by Both Parties.  In the event that an Invention is conceived, discovered or reduced to practice jointly by both Parties pursuant to performance under this Agreement (a “Joint Invention”), the Parties agree to reasonably assist each other in obtaining patent protection for such Joint Invention.  Such Joint Inventions shall be jointly owned by the Parties without any right or duty of accounting.  Expenses relating to any patent applications covering Joint Inventions shall be shared equally by the Parties.  If either Party elects not to file or maintain any such application or patent issuing from such application in any country, then that Party shall promptly notify the other Party who then shall have the right to file or maintain such application or patent in its own name and at its sole expense.

ARTICLE IV
PAYMENTS

Section 4.01           Loan.  All monies paid by BSC to Osiris pursuant to the Loan Agreement shall be applied exclusively to activities pursuant to the R&D Plan and in accordance with the Budget.

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Section 4.02           Payment Currency.  Unless otherwise specified in this Agreement, all references to money payments, currency, monetary values and dollars or U.S. dollars mean United States dollars, and all payments hereunder shall be made in United States dollars.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.01           Mutual Representations.  Each Party hereby represents and warrants to the other Party as follows:

(a)           The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such Party.

(b)           This Agreement has been duly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and (ii) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.

(c)           Such Party’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of such Party, (ii) conflict with or violate any Law or governmental order applicable to such Party or its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of its outstanding shares of common stock or preferred stock or any of the assets or properties of such Party pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of such Party’s shares of common stock or preferred stock or any of the Party’s assets or properties is bound or affected.

(d)           It is not a party to any litigation relating to, or that could reasonably be expected to affect, its ability to perform its obligations under this Agreement.

Section 5.02           DISCLAIMER.  EXCEPT AS EXPLICITLY PROVIDED IN THIS ARTICLE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, AND THE PARTIES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES.

Section 5.03           Osiris Indemnity.  Osiris hereby agrees to indemnify and hold harmless each BSC Indemnitee from and against any and all Losses incurred by it, her or him arising from any Action made, brought or threatened against any of the BSC Indemnitees by a Third Party as a result of (a) any negligent or willful act or omission of Osiris in relation to its, her or his

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obligations under this Agreement, (b) the breach of any representation or warranty, covenant or agreement by Osiris contained in this Agreement or (c) damage or injury to persons or property arising as a result of any clinical trial conducted by Osiris with respect to any Product.

Section 5.04           BSC Indemnity.  BSC agrees to indemnify, defend and hold harmless each Osiris Indemnitee from and against any and all Losses incurred by it, her or him arising from any Action made, brought or threatened against any of the Osiris Indemnitees by a Third Party as a result of (a) any negligent or willful act or omission of BSC in relation to its, her or his obligations under this Agreement, (b) the breach of any representation or warranty, covenant or agreement by BSC contained in this Agreement, or (c) damage or injury to persons or property arising as a result of any clinical trial conducted by BSC with respect to any Product unless such damage or injury is due to a cause set forth in Section 5.03.

Section 5.05           Special Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 5.06           Insurance.  Each Party shall maintain comprehensive general liability insurance, including products liability, with a minimum-liability coverage limit of two million dollars ($2,000,000) per occurrence.

ARTICLE VI
CONFIDENTIALITY

Section 6.01           Confidentiality.  During the Term of this Agreement and for the period of three (3) years thereafter, the Receiving Party shall maintain Confidential Information in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement.  The Receiving Party hereby shall exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, or agents.  Upon termination of this Agreement, each Party hereby shall return to the other Party, upon demand, all Confidential Information in its possession or, upon demand, to destroy such Confidential Information and provide a certificate to the other Party of such destruction signed by an officer of the destroying Party.

Section 6.02           Release from Restrictions.  The provisions of Section 6.01 shall not apply to any Confidential Information disclosed hereunder that:

(a)           is lawfully disclosed to the Receiving Party by an independent, unaffiliated third Party rightfully in possession of the Confidential Information and under no confidentiality or fiduciary obligation not to make disclosure;

(b)           becomes published or generally known to the public through no fault or omission on the part of the Receiving Party;

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(c)           is developed independently by the Receiving Party without access to the Confidential Information of the Disclosing Party;

(d)           is legally required to be disclosed to the FDA; provided, however, the Receiving Party shall continue to treat such Confidential Information as confidential pursuant to Section 6.01 unless and until such Confidential Information becomes published or generally known to the public through no fault or omission on the part of the Receiving Party; or

(e)           a Party is legally compelled to disclose; provided, however, that the Receiving Party shall provide prompt written notice of such requirement to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy or waive compliance with Section 6.01; and provided further that in the event that such protective order or other remedy is not obtained or the Disclosing Party waives compliance with Section 6.01, the Receiving Party shall be permitted to furnish only that portion of such Confidential Information that is legally required to be provided and the Receiving Party shall exercise its reasonable best efforts to obtain assurances that confidential treatment shall be accorded such information.

Section 6.03           Public Announcements and Publications.  Except as required by Law or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

ARTICLE VII
TERM AND TERMINATION

Section 7.01           Expiration.  This Agreement shall remain in full force and effect until the expiration or termination (with no survival) of all licenses (whether exclusive or nonexclusive) granted to BSC under Article II of the License Agreement (the “Term”), unless terminated earlier in accordance with this Article VII.

Section 7.02           Mutual Agreement.  This Agreement may be terminated at any time upon mutual written agreement of the Parties.

Section 7.03           Termination of Agreement Prior to FDA Approval.  BSC may terminate this Agreement at any time and for any reason prior to the first Approval by the FDA of a Product upon one hundred twenty (120) days’ written notice to Osiris.  In the event BSC provides written notice of termination pursuant to this Section 7.03 and FDA approval of the Product is obtained during the notice period, this Agreement shall still terminate at the end of the notice period and BSC shall have no obligation to take any action towards development of such Product pursuant to Article II.

Section 7.04           Insolvency of Other Party.  This Agreement may be terminated by a Party if the other Party should commence any case, proceeding or action (i) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency,

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reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or, there shall be commenced against the other Party any such case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of thirty (30) days.

Section 7.05           Termination for Cause.  This Agreement may be terminated by either Party, if the other Party shall be in material breach of any provision contained in this Agreement and any such breach shall not have been remedied within forty-five (45) Business Days after receipt of written notice from any other Party specifying (i) such breach and (ii) intention to terminate if such breach is not cured within forty-five (45) Business Days.

Section 7.06           Effect of Termination.

(a)           In the event of termination of this Agreement pursuant to Section 7.02, the effect of such termination will be as agreed to in writing by the Parties.

(b)           In the event of termination of this Agreement pursuant to Section 7.03 or by Osiris pursuant to Section 7.04 and BSC is subject to a voluntary or involuntary petition under Chapter 7 of the Bankruptcy Code as of such termination, all right, title and interest in and to the Products shall be owned exclusively by Osiris and BSC shall have no right in or to the Products.

(c)           In the event of termination of this Agreement by BSC pursuant to Sections 7.04 or 7.05, BSC retains the right to develop Products pursuant to the terms and conditions of the License Agreement.

(d)           In the event of termination of this Agreement by Osiris pursuant to Section 7.05, (i) if the breach occurred prior to the first Approval by the FDA of a Product, then the license granted by BSC to Osiris pursuant to Section 2.02 of this Agreement shall survive; and (ii) if the breach occurred after the first Approval by FDA of a Product and in respect of another Product at a time prior to Approval by the FDA of such other Product (“Non-Approved Product”), then (x) the licenses granted pursuant to Section 2.01 and Section 2.04 of the License Agreement shall convert to a nonexclusive license with respect to the Non-Approved Product, (y) Section 2.05(a) of the License Agreement shall no longer have any force or effect in respect of the Non- Approved Product, and (z) the license granted by BSC to Osiris pursuant to Section 2.02 of this Agreement shall survive.

(e)           Survival.  In addition to any clause which by its express term survives termination or expiration, the respective rights and obligations of the parties under the provisions of Articles III (Intellectual Property Ownership), VI (Confidentiality), VII (Term and Termination), and Sections 5.04, 5.05, 5.06, 8.01 and 8.09, and the rights to any amounts owed by one Party to the other prior to termination or expiration, shall also survive any termination or expiration of this Agreement.

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ARTICLE VIII
MISCELLANEOUS

Section 8.01           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.01):

(a)           if to Osiris:

Osiris Acquisition II, Inc.
2001 Aliceanna Street
Baltimore, Maryland 21231-3043
Attention:  Chief Executive Officer
Facsimile No:  (410) 522-6999

with a copy to:

Wilmer, Cutler & Pickering
2445 M Street, NW
Washington, D.C.  20037
Attention:  Michael R. Klein, Esq.
Facsimile No:  (202) 663-6000

(b)           if to BSC:

Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Telecopy:  (508) 650-8956
Attention:  Lawrence C.  Best, Senior Vice President and CFO

with a copy to:

Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Telecopy:  (508) 650-8956
Attention:  General Counsel

Section 8.02           Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

Section 8.03           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions

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of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.04           Entire Agreement.  The Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter thereof.

Section 8.05           Assignment.  This Agreement shall be binding upon .and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither Party may assign this Agreement without the prior written consent of the other Party; provided, however that a Party may assign to an Affiliate its rights and obligations under this Agreement without the approval of the other Party.  No assignment by either Party permitted hereunder shall relieve the applicable Party of its then-existing obligations under this Agreement.

Section 8.06           No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 8.07           Change of Control.  In the event of a Change of Control of Osiris or BSC, this Agreement and all rights and obligations of each Party shall survive such Change of Control unaffected.

Section 8.08           Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Osiris and BSC.

Section 8.09           Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware.  The Parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the state of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

Section 8.10           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 8.11           No Waiver.  The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

Section 8.12           Independent Contractor.  In performing under this Agreement, each Party shall be acting as an independent contractor and shall not be considered or deemed to be an agent, employee, joint venturer, or partner of the other Party.  Each Party shall at all times maintain complete control over its personnel and operations.  Neither Party shall have, or shall represent that it has any power, right or authority to bind the other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.

Section 8.13           Statement of Intent With Respect to Bankruptcy.  The Parties intend that all rights and licenses granted under this Agreement with respect to Licensed Technology are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 111 U.S.C. § 101, et seq. (“Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code.  The Parties agree that Osiris, as a licensee of intellectual property, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

Section 8.14           Registration and Filing of this Agreement.  To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority, including, without limitation, the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities, the U.S. Department of Justice or the U.S. Federal Trade Commission, in accordance with Law, such Party shall inform the other Party thereof and both Parties shall cooperate each at its own expense in such filing or notification and shall execute all documents reasonably required in connection therewith.  In such filing or registration, the Parties shall request confidential treatment of sensitive provisions of the Agreement, to the extent permitted by Law.  The Parties shall promptly inform each other as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate to respond to any request for further information therefrom on a timely basis.

Section 8.15           Force Majeure.  If any of the Parties is delayed or prevented in fulfilling its undertakings in accordance with this Agreement by unforeseeable circumstances beyond its control, and without the fault or negligence of such Party such as, but not limited to, acts of God, fire, flood, embargo or war, (a “Force Majeure”), the Party shall be exempted from liability for delays due to such reasons; provided, however, that it promptly notifies the other Party thereof after such a circumstance has occurred.  Upon such notification, the Parties shall agree upon a reasonable extension of the time for performance, not to exceed an extension equal to the period the Force Majeure condition continues to exist; provided, however the Party so affected shall take whatever reasonable steps are necessary to relieve the effect of such circumstance as rapidly as possible.  For purposes of this Agreement, the Parties agree that general shortages of transport, goods or energy and faults or delays in deliveries from subcontractors or suppliers shall not constitute a Force Majeure.

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IN WITNESS WHEREOF, BSC and Osiris have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION			OSIRIS ACQUISITION II, INC.

By:	/s/ Larry Best		By:	/s/ William H. Pursley
	Name:	Larry Best	Name:	William H. Pursley
	Title:	Senior Vice President and Chief Financial Officer	Title:	Executive Officer

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Exhibit A: Budget

A-1

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R & D Plan Budget

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A-2

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Exhibit B

MSCs are non-embryonic stem cells that are a predominantly homogeneous cell population, from any source, that can differentiate to more than one mesenchymal lineage and potentially to ectodermal, neural, or endothelial lineages.

B-1

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Exhibit C: R&D Plan

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C-1